UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 17, 2008

AMS HEALTH SCIENCES, INC. (Exact name of registrant as specified in its charter)
OKLAHOMA (State or other jurisdiction of incorporation)	001−13343 (Commission File Number)	73-1323256 (I.R.S. Employer Identification No.)

711 NE 39th Street, Oklahoma City, OK (Address of principal executive offices)	73105 (Zip Code)
Registrant’s telephone number, including area code: (405) 842-0131

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008 Robin Waters-Jacob resigned her positions as Vice President and Chief Financial Officer of AMS Health Sciences, Inc. (the “Company”).  Ms. Waters-Jacob has agreed to remain as an hourly, part-time employee, on an as-needed basis, to assist in the transition of duties and to assist in the preparation of the 2007 year-end financial statements and the Company’s annual report on Form 10-KSB.

On January 21, 2008, Ms. Waters-Jacob resigned as a member of the Board of Directors of the Company and as Corporate Secretary and Treasurer of the Company, as well as from all offices and board positions held with any subsidiaries of the Company.

Ms. Waters-Jacob’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 17, 2008, Sarah Nemlowill was appointed as the acting Chief Financial Officer for AMS Health Sciences Inc.  Ms. Nemlowill has served as Controller for the Company since July 18, 2007.  From November 2003 until July 2007, Ms. Nemlowill served in a variety of accounting positions for Hertz Corporation in Oklahoma City.  Ms. Nemlowill graduated cum laude from Missouri State University with a Bachelor of Science degree in Accounting in 2003.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1	Letter dated January 3, 2008 from Robin Waters-Jacob regarding her resignation as Vice President and Chief Financial Officer effective January 17, 2008.
99.2
Letter dated January 21, 2008 from Robin Waters-Jacob regarding her resignation as a director , Corporate Secretary and Treasurer of the Company, and from all offices and board positions held with subsidiaries of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMS HEALTH SCIENCES, INC.
(Registrant)

Date: January 22, 2008	By:/s/ Jerry W. Grizzle
Jerry W. Grizzle
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Letter dated January 3, 2008 from Robin Waters-Jacob regarding her resignation as Vice President and Chief Financial Officer effective January 17, 2008.
99.2*
Letter dated January 21, 2008 from Robin Waters-Jacob regarding her resignation as a director, Corporate Secretary and Treasurer of the Company, and from all offices and board positions held with subsidiaries of the Company.

*            Filed herewith.